FOR IMMEDIATE RELEASE                      Contact: (Media)  Andrea Apter
                                                             407/251-5578

                                                (Financial)  Arne Haak
                                                             407/251-3618

   AIRTRAN HOLDINGS, INC., (AAIR) REPORTS RECORD SECOND QUARTER EARNINGS

   .  Record Second Quarter Earnings of $22.6 Million
   .  Sixth Consecutive Profitable Quarter
   .  Earnings Per Share Growth of 50 percent year over year
   .  All Time Record Quarterly Revenue of $160.8 Million
   . All Time Record Revenue Per Available Seat Mile (RASM) of 10.66 cents per mile
   .  All Time Record Passenger Enplanements - 1,962,710 passengers

ORLANDO, Fla. (July 12, 2000) -- AirTran Holdings, Inc., (NASDAQ: AAIR), the parent company of AirTran Airways, reported record second quarter net income of $22.6 million, or 33 cents per diluted share, compared to net income of $15.0 million, or 22 cents per diluted share, for the second quarter of 1999. Total operating income for the second quarter of 2000 increased by 47.4 percent to $31.6 million. Operating margin grew to 19.7 percent, an improvement of 4.4 points over the previous year.

     Total revenue grew by 14.8 percent to $160.8 million - a quarterly revenue record for the company. Passenger unit revenue increased by 9.7 percent to
10.66 cents per mile, also a company record.

     "Second quarter 2000 is AirTran Holdings' sixth consecutive profitable quarter," said Joe Leonard, AirTran Airways' chairman and chief executive officer. "We continue to see steady growth in both the business and leisure market segments, allowing us to simultaneously raise both load factor and yields. Our record revenue growth has allowed AirTran Airways to achieve strong earnings growth in a period of abnormally high fuel prices. Perhaps most important were the efforts of our dedicated employees who delivered high-quality service during a quarter of heavy loads and a difficult air traffic environment. Now that we have established a sound financial and operational foundation, we are poised to grow the company in the second half of the year," stated Leonard.
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AirTran Holdings, Inc., Reports Profit In Second Quarter 2000/ Page 2

     AirTran Airways' traffic, or revenue passenger miles (RPMs), grew 13.3 percent on a 4.8 percent increase in capacity, or available seat miles (ASMs). Load factor increased by 5.5 points to 72.8 percent. AirTran Airways' yield (average fare per mile) grew by 1.4 percent to 14.64 cents. AirTran Airways carried 1,962,710 passengers in the second quarter of 2000, which is 11.3 percent more than in the same period last year and a company record.

     AirTran Airways' non-fuel cost per available seat mile (CASM) dropped by
6.5 percent to 6.75 cents. Operating costs, including fuel, increased 3.9 percent to 8.81 cents as compared with 8.48 cents in the second quarter of 1999.

     AirTran Airways ended the second quarter with $96.8 million in cash, of which $29.5 million is restricted. EBITDA improved to $36.7 million, a 23.5 percent improvement versus last year's second quarter.

     Highlights of the airline's accomplishments in the second quarter 2000 include:
     .  Initiated service between Minneapolis-St. Paul and Chicago (Midway)
     .  Arranged financing for all Boeing 717 aircraft through Feb. 2002
     .  Placed the airline's eleventh Boeing 717 in service
     .  Booked nearly a third of its tickets via the Internet
     . Contracted with PROS Revenue Management to provide a new automated revenue management system to forecast demand and optimize the allocation of seat inventory
     . Testified before the U.S. House of Representatives and U.S. Senate, regarding AirTran Airways' potential to offer a low-fare network at Ronald Reagan Washington National Airport
     . Improved hub structure in Atlanta by offering more and better-timed flights and by increasing frequencies to markets where demand warranted
     . Appointed W.J. (Bill) Usery, former Secretary of Labor, to the Board of Directors

     Systemwide, AirTran Airways operates 292 daily departures to 31 cities. Offering the convenience of easy, same concourse connections in Atlanta, AirTran Airways operates 133 daily departures from Hartsfield Atlanta International Airport, the world's busiest airport.

     AirTran Airways provides everyday, affordable air travel throughout the eastern United States, and unlike other airlines, never requires a roundtrip purchase or Saturday night stay. AirTran Airways is the launch customer for the Boeing 717, today's newest, most innovative commercial aircraft.

     AirTran Airways is a subsidiary of AirTran Holdings, Inc. (Nasdaq: AAIR). Effective July 14, 2000, AirTran Holdings' common stock will be traded on the American Stock Exchange under the
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AirTran Holdings, Inc., Reports Profit In Second Quarter 2000/ Page 3

ticker symbol AAI.

     For more information and reservations, visit AirTran Airways' Web site at www.airtran.com, call your travel agent or call AirTran Airways at 800-AIRTRAN (800-247-8726) or 770-994-8258 (in Atlanta).

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Editor's note: Statements regarding the Company's growth in market segments, revenue, earnings, load factors, yields, Internet bookings as well as statements about the Company's financial and operational foundation, future profitability and their impact on 2000 are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.


             ** Attached: Consolidated Statements of Operations **


                                                      AirTran Holdings, Inc.
                                               Consolidated Statements of Operations
                                   (In thousands, except per share data and statistical summary)
                                                            (Unaudited)



                                                                       For the six months ended
                                                                                June 30,                       Variance
                                                                      2000                   1999             Percentage
                                                                  ----------              ----------          ----------
Operating revenues:
    Passenger                                                     $  284,749              $  250,960             13.5%
    Cargo                                                              2,073                   1,966              5.4%
    Other                                                              6,355                   6,962             (8.7%)
                                                                  ----------              ----------            -----
                  Total operating revenues                           293,177                 259,888             12.8%

Operating expenses:
    Salaries, wages and benefits                                      66,267                  57,050             16.2%
    Aircraft fuel                                                     59,172                  31,349             88.8%
    Maintenance, materials and repairs                                34,546                  49,164            (29.7%)
    Distribution                                                      19,391                  19,404             (0.1%)
    Landing fees and other rents                                      13,739                  13,011              5.6%
    Marketing and advertising                                          9,044                  10,007             (9.6%)
    Aircraft rent                                                      4,992                   2,646             88.7%
    Depreciation                                                      10,223                  15,643            (34.6%)
    Other operating                                                   32,343                  31,158              3.8%
                                                                  ----------              ----------            -----
                  Total operating expenses                           249,717                 229,432              8.8%
                                                                  ----------              ----------            -----
Operating income                                                      43,460                  30,456             42.7%
Interest (income) expense
    Interest income                                                   (2,254)                   (925)           143.7%
    Interest expense                                                  19,099                  11,902             60.5%
                                                                  ----------              ----------            -----
Interest expense, net                                                 16,845                  10,977             53.5%
                                                                  ----------              ----------            -----
Income before income taxes                                            26,615                  19,479             36.6%
Income tax expense                                                     1,125                   1,466            (23.3%)
                                                                  ----------              ----------            -----
Net income                                                        $   25,490              $   18,013             41.5%
                                                                  ==========              ==========            =====
Basic earnings per share                                          $     0.39              $     0.28             39.3%
                                                                  ==========              ==========            =====
Diluted earnings per share                                        $     0.37              $     0.26             42.3%
                                                                  ==========              ==========            =====
EBITDA                                                                53,683                  46,099             16.5%
Operating Margin                                                        14.8%                   11.7%             3.1pts.
Basic shares outstanding                                              65,724                  64,936              1.2%
Diluted shares outstanding                                            68,990                  68,147              1.2%

Six Month Statistical Summary:
    Revenue passengers                                             3,554,093               3,262,861              8.9%
    Revenue passenger miles (000's)                                1,922,386               1,752,706              9.7%
    Available seat miles (000's)                                   2,803,657               2,734,550              2.5%
    Passenger load factor                                               68.6%                   64.1%             4.5pts.
    Break-even load factor                                              62.2%                   59.1%             3.1pts.
    Average fare                                                  $    80.12              $    76.91              4.2%
    Average yield per RPM                                              14.81 cents             14.32 cents        3.4%
    Passenger revenue per ASM                                          10.16 cents              9.18 cents       10.7%
    Operating cost per ASM                                              8.91 cents              8.39 cents        6.2%
    Non-fuel operating cost per ASM                                     6.80 cents              7.24 cents       (6.1)%
    Average cost of aircraft fuel per gallon                           87.86 cents             45.97 cents       91.1 %
    Number of aircraft in fleet at end of period                          50                      49